SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 23, 2013
Date of Report (Date of earliest event reported)

FBR & CO.
 (Exact Name of Registrant as Specified in its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

001-33518	20-5164223
(Commission File Number)	(IRS Employer Identification No.)

1001 Nineteenth Street North
Arlington, VA 22209
 (Address of Principal Executive Office) (Zip Code)

(703) 312-9500
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 23, 2013, FBR & Co. issued a press release announcing its earnings for the quarter ended March 31, 2013. A copy of the press release is furnished herewith and attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2013, Ralph S. Michael III informed the Board of Directors (the “Board”) of FBR & Co. (the “Company”) of his decision to retire from service on the Board following the completion of his current term.  Consequently, Mr. Michael will not stand for re-election to the Board at the 2013 Annual Meeting of Shareholders.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with Mr. Michael’s impending retirement, the Board amended Article II, Section 2 of the Company’s Amended and Restated Bylaws on April 23, 2013, in order to decrease the size of the Board from nine (9) to seven (7) directors, effective upon completion of the Company’s 2013 Annual Meeting of Shareholders.  The Amended and Restated Bylaws reflecting this revision are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and exhibits.

Exhibits.
3.1	Amended and Restated Bylaws dated April 23, 2013
99.1	FBR & Co. Press Release dated April 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR & CO.

Date: April 24, 2013	By:	/s/ Bradley J. Wright Bradley J. Wright Executive Vice President and Chief Financial Officer